Exhibit 99.1

Verisign to Present at the 2011 Citi Technology Conference

DULLES, VA – August 31, 2011 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, announced that Brian Robins, executive vice president and chief financial officer, will speak at the 2011 Citi Technology Conference in New York, New York on Wednesday, September 7 at 1:45 p.m. (EDT). During the presentation, recent company performance and business initiatives will be discussed. The presentation will be available via live webcast at http://investor.verisign.com. A replay of the webcast will also be available at http://investor.verisign.com after the event for a limited period of time.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect online with confidence. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

Contacts:

Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179